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Exhibit 5.1

November 19, 2002

Advent Software, Inc.
301 Brannan Street
San Francisco, CA 94107

  Re:
  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about November 19, 2002, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 527,353 shares of your Common Stock, $.01 par value (the "Shares"), reserved for issuance under your 1992 Stock Plan, as amended (the "Plan"). As your legal counsel, we have reviewed the actions taken by you in connection with the proposed sale and issuance of the Shares by you under the Plan. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the General Corporation Law of the State of Delaware.

        It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati

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  Exhibit 5.1